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                                                                  Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-100068 of Allstate Life Insurance Company (the "Company"), on Form S-3 of our report dated March 13, 2008, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for uncertainty in income taxes and accounting for deferred acquisition costs associated with internal replacements in 2007), relating to the consolidated financial statements and financial statement schedules of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2007, and our report dated March 25, 2008 relating to the financial statements of the sub-accounts comprising Allstate Financial Advisors Separate Account I included in the Statements of Additional Information included in Registration Statements No. 333-114560, 333-114561, 333-114562, 333-102934.

                                                  /s/ DELOITTE & TOUCHE LLP

                                                  Chicago, Illinois
                                                  April 25, 2008